UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 10, 2014
Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 McInnis Parkway
San Rafael, California 94903
(Address of principal executive offices, including zip code)
(415) 507-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders of Autodesk, Inc. (the "Company") held on June 10, 2014 (the “Annual Meeting”), the stockholders of the Company elected the following ten individuals to the Board of Directors. Each Director will serve for the ensuing year and until their successors are duly elected and qualified.

Nominee	Votes For	Votes Against	Abstentions*	Broker Non Votes*
Carl Bass	182,777,641	1,655,075	149,954	15,954,743
Crawford W. Beveridge	181,318,207	3,122,962	141,501	15,954,743
J. Hallam Dawson	181,959,324	2,480,519	142,827	15,954,743
Thomas Georgens	181,206,971	3,233,877	141,822	15,954,743
Per-Kristian Halvorsen	181,505,207	2,934,231	143,232	15,954,743
Mary T. McDowell	184,251,065	190,557	141,048	15,954,743
Lorrie M. Norrington	184,264,884	178,953	138,833	15,954,743
Betsy Rafael	184,130,252	313,971	138,447	15,954,743
Stacy J. Smith	184,264,518	177,790	140,362	15,954,743
Steven M. West	184,255,135	180,992	146,543	15,954,743
___________________
*    Abstentions and broker non-votes do not affect the outcome of the election.

In addition, the following proposals were voted on and approved at the Annual Meeting.

	Votes For	Votes Against	Abstentions	Broker Non Votes
Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2015.	197,048,971	3,309,522	178,920	—
Proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the proxy statement.	162,485,632	21,192,527	904,511	15,954,743
Proposal to approve the Autodesk, Inc. Executive Incentive Plan, as amended, pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.	171,487,643	12,921,074	173,953	15,954,743

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:/s/ Pascal W. Di Fronzo
Pascal W. Di Fronzo Senior Vice President, General Counsel and Secretary
Date: June 11, 2014